Exhibit 4.2

FORM OF NOTE

UNWIRED PLANET, INC.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN SECTION 2.04 OF THE INDENTURE. BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER OF THIS NOTE IS DEEMED TO, OR WITH RESPECT TO INVESTORS IN PHYSICAL NOTES SHALL, REPRESENT TO THE ISSUER AND THE INDENTURE TRUSTEE THAT IT IS (I) IF LOCATED IN THE UNITED STATES (A) A “QUALIFIED INSTITUTIONAL BUYER”, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940 (EACH SUCH PERSON, A “QUALIFIED PURCHASER”) OR (B) AN INSTITUTION THAT QUALIFIES AS AN “ACCREDITED INVESTOR” MEETING THE REQUIREMENTS OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT IS A QUALIFIED PURCHASER AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940 PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT AND, IN EITHER CASE, IS ACQUIRING SUCH NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS), PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT; OR (II) A NON-U.S. PERSON ACQUIRING INTEREST IN THIS NOTE OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT (“REGULATION S”) THAT IS A QUALIFIED PURCHASER.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE SHALL BE MADE UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A WHO IS A QUALIFIED PURCHASER (AS DEFINED ABOVE) AND THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A “QUALIFIED INSTITUTIONAL BUYER” TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WHO IS A QUALIFIED PURCHASER AND IS ACQUIRING SUCH NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS) OR (D) TO A NON-U.S. PERSON THAT IS A QUALIFIED PURCHASER ACQUIRING AN INTEREST IN THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 (AS

APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL TO BE DELIVERED TO IT IN CONNECTION WITH ANY SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE PURSUANT TO CLAUSES (A) OR (C) ABOVE. ALL OPINIONS OF COUNSEL REQUIRED IN CONNECTION WITH ANY TRANSFER SHALL BE IN A FORM REASONABLY ACCEPTABLE TO THE INDENTURE TRUSTEE. IN CONNECTION WITH A TRANSFER UNDER CLAUSES (C) OR (D) ABOVE, THE INDENTURE TRUSTEE SHALL REQUIRE THAT THE PROSPECTIVE TRANSFEREE CERTIFY TO THE INDENTURE TRUSTEE AND THE SELLER, IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE DESCRIBED IN THE INDENTURE. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTION WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE NOTES FOR ALL PURPOSES.

Note No.: [ ]
CUSIP No: [ ]
Initial Note Balance: [ ]	Dated: [ ]

[Name of Purchaser]

Registered Holder

This Note (this “Note”) has been issued by Unwired Planet, Inc., a Delaware corporation (the “Issuer”) in the Initial Note Balance of [            ] (US$[        ]) to [Name of Purchaser] or its registered assigns. This Note is being issued pursuant to that certain Indenture (as amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, the “Indenture”), dated as of June 28, 2013, by and between the Issuer and Wells Fargo Bank, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”). Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Indenture. This Note is entitled to the benefits of the Indenture. Reference is hereby made to the Indenture for a statement of the rights thereunder of the Issuer, the Indenture Trustee (in each capacity thereunder) and the Holders of the Notes, and the terms upon which the Notes are authenticated and delivered.

This Note shall accrue interest on the Note Balance of this Note at a rate equal to (i) 12.875% per annum for each Interest Period in which interest is paid with a PIK Payment and (ii) 12.5% per annum for each Interest Period in which interest is paid in cash, subject in each case to the provisions of Section 2.03(b) of the Indenture, calculated based on a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month. Except as set forth in the Indenture, interest on this Note shall be payable in cash in arrears on the Payment Date.

The Note Balance of this Note shall be equal to the Initial Note Balance less any principal paid, plus any additional principal added as a result of a PIK Payment, plus any accrued interest less any accrued interest paid, and shall be due and payable on the Final Maturity Date, unless the Note Balance of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption, or otherwise pursuant to the Indenture.

The Issuer shall have the option to prepay principal of this Note in accordance with the Indenture.

Subject to the terms of the Indenture, any interest, principal and other amounts payable on this Note shall be paid to the Person who, as of the close of business on the related Record Date, is the registered Holder of this Note. Payments of cash interest, principal and other amounts on this Note shall be made by check mailed on or before the related Payment Date to such Person at such Person’s address appearing on the Note Register or by wire transfer to such account as such Holder shall designate by written instruction received by the Indenture Trustee not later than five Business Days prior to the Record Date related to the applicable Payment Date.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Note Registrar, upon surrender of this Note for registration of transfer at the offices of the Note Registrar maintained for such purpose, pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar and in substance as specified in the Indenture duly executed by the Holder of this Note or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and of the same class and Note Balance as the surrendered Note will be issued to the designated transferee or transferees.

The Indenture Trustee and any agent of the Indenture Trustee may treat the Person in whose name this Note is registered as the Holder hereof for all purposes, whether or not this Note be overdue, and neither the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof for the purpose of adding to, changing or eliminating certain provisions of the Indenture or of modifying the rights of the Holders thereunder with the consent of Holders as specified in the Indenture. Any such consent or waiver thereof shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

It is understood and agreed by the Holder of this Note that (a) this Note is being authenticated and delivered by the Indenture Trustee in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Indenture Trustee but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wells Fargo Bank, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the

Holder hereof and by any person claiming by, through or under the Holder hereof, and (d) under no circumstances shall Wells Fargo Bank, National Association, be personally liable for the payment of any indebtedness or expense of the Issuer or any other Person or be liable for the breach or failure of any warranty or covenant made or undertaken by the Issuer or any other Person under this Note or the Indenture.

This Note and the Indenture shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to the conflict of law provisions thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

Unless the certificate of authentication hereon has been executed by the Indenture Trustee (or the Indenture Trustee’s Authenticating Agent designated pursuant to the terms of the Indenture) whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

[Signature follows on next page.]

IN WITNESS WHEREOF, Unwired Planet, Inc. has caused this Note to be duly executed.

UNWIRED PLANET, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Indenture Trustee

By:
Authorized Signatory

Dated: [            ]

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